Exhibit 99.1

PRESS RELEASE

October 12, 2011

CONTACT:	ECB Bancorp, Inc.
A. Dwight Utz, President and CEO
(252) 925-5509 Office or
(800) 849-2265 OR
Thomas M. Crowder, Executive Vice President and CFO
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. ANNOUNCES SHAREHOLDER APPROVAL OF

PRIVATE PLACEMENT RELATED PROPOSALS

ENGELHARD, N.C.- ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”), the parent company of East Carolina Bank (the “Bank”), announced today that its shareholders approved several proposals necessary to consummate the previously announced $79.7 million private placement of its common stock with institutional investors. The proposals, which included two amendments to the Company’s articles of incorporation and a Nasdaq required private placement proposal, were approved at the October 12, 2011 special meeting of shareholders. At the special meeting, shareholders also approved the Company’s 2011 Equity Plan.

“Obtaining shareholder approval of these proposals is a very important step for us to complete our capital raise,” said A. Dwight Utz, President and Chief Executive Officer of the Company. “We are now awaiting the necessary bank regulatory approvals in order to consummate the private placement.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and

Greenville to Hatteras. The Bank also provides Mortgage, Wealth Management, and Insurance Services through the Bank’s licensed agents. The Company’s common stock is listed on The NASDAQ Global Market under the symbol “ECBE.” More information can be obtained by visiting ECB’s web site at www.MyECB.com.

Caution About Forward-Looking Statements

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: the regulatory approvals required for the offering may not be obtained or may not be obtained on the terms expected or on the schedule that we anticipate; and other closing conditions for the offering may not be satisfied. In addition, factors that could have a material impact on the results of operations of the Company include, but are not limited to, pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse conditions in general economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse conditions in general economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

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